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                                                                    EXHIBIT 11.1

                                SOLOPOINT, INC.

                      WEIGHTED AVERAGE SHARES COMPUTATION

                                                           YEAR ENDED DECEMBER
                                                                   31,
                                                           -------------------
                                                             1996      1995
                                                           --------- ---------
     Weighted average common shares outstanding........... 1,359,679   413,559
     Common equivalent shares from stock options,
      warrants, and Series A-6 and A-7 preferred stock
      granted or issued during the twelve-month period
      prior to the Company's Initial Public Offering......        -- 1,050,185
     Common equivalent shares attributable to:
      Convertible preferred stock, as if converted........ 1,102,036   510,585
                                                           --------- ---------
                                                           2,461,715 1,974,329
                                                           ========= =========